UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2010
ENDWAVE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31635	95-4333817
(Commission File No.)	(IRS Employer Identification No.)

130 Baytech Drive San Jose, California	95134
(Address of principal executive offices)	(Zip Code)
(408) 522-3100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On April 19, 2010, Mr. Edward Winn resigned from the Board of Directors (the “Board”) of Endwave Corporation (“Endwave”). Such resignation was not due to any disagreement with Endwave.
     As a result of Mr. Winn’s resignation, on April 20, 2010, the Board appointed Mr. John McGrath to the Compensation and Nominating and Governance Committees of the Board and appointed Mr. Wade Meyercord as Chairman of the Board and as a member of the Audit Committee of the Board. Mr. McGrath and Mr. Meyercord were already members of the Board and both are independent within the meaning of Rule 4200(a)(15) of the NASDAQ listing standards.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Endwave has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2010	Endwave Corporation
	By:	/s/ Curt P. Sacks
Curt P. Sacks
Chief Financial Officer and Senior Vice President